Exhibit 10.1

AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Investment Management Trust Agreement (as defined below) is made on October 4, 2018 by and between Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”). Capitalized terms used herein but not specifically defined shall have the meanings ascribed to such terms in the Investment Management Trust Agreement.

WHEREAS, the Company and the Trustee are parties to the Investment Management Trust Agreement, dated as of October 10, 2016 (the “Investment Management Trust Agreement”);

WHEREAS, Section 1(i) of the Investment Management Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under circumstances described therein;

WHEREAS, at an extraordinary general meeting of shareholders of the Company held on October 4, 2018, the Company’s shareholders approved (i) a proposal (the “Extension Amendment Proposal”) to amend the Company’s amended and restated memorandum and articles of association (the “Articles”) to extend the date by which the Company has to consummate a business combination (the “Extension”) from October 14, 2018 to February 15, 2019 (the “Extended Date”) and (ii) a proposal to extend the date on which to commence liquidating the Trust Account established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination to the Extended Date; and

WHEREAS, on the date hereof, the Company is filing the amendment to the Company’s Articles with the Cayman Islands.

NOW, THEREFORE, IT IS AGREED:

1.             Section 1(i) of the Investment Management Trust Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the board of directors (the “Board”) of the Company or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and less up to $50,000 of interest that may be released to the Company to pay dissolution expenses, it being understood that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable), only as directed in the Termination Letter and the other documents referred to therein; provided, that, in the case a Termination Letter in the form of Exhibit A is received, or (y) on February 15, 2019, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and less up to $50,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by February 15, 2019, the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders;”

2.             All other provisions of the Investment Management Trust Agreement shall remain unaffected by the terms hereof.

3.             This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of the Amendment.

4.             This Amendment is intended to be in full compliance with the requirements for an Amendment to the Investment Management Trust Agreement as required by Section 6(c) of the Investment Management Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Investment Management Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

5.             This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

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IN WITNESS WHEREOF, each party has caused this Amendment to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Francis E. Wolf Jr
Name:	Francis E. Wolf Jr
Title:	Vice President

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

By:	/s/ John Cafasso
Name:	John Cafasso
Title:	Chief Financial Officer

[Signature Page to Amendment to Investment Management Trust Agreement]